OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

STAAR SURGICAL COMPANY

1911 Walker Avenue
Monrovia, California 91016

March 31, 2004

To Our Stockholders:

      You are cordially invited to attend the annual meeting of the stockholders (the “Annual Meeting”) of STAAR Surgical Company (the “Company”). The Annual Meeting will be held on Tuesday, May 18, 2004, at 10:00 a.m. (California time), at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016.

      The actions we expect to take at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also included with this letter is the Company’s Annual Report.

      Please use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. If you are a record holder of the Company’s Common Stock at the close of business on March 31, 2004, you are eligible to vote with respect to these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying proxy in the enclosed, postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ DAVID BAILEY

DAVID BAILEY,
President and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITOR
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
FORM 10-K
STAAR Surgical Company Charter of the Audit Committee of the Board of Directors

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      The annual meeting of the stockholders of STAAR Surgical Company (the “Annual Meeting”) will be held on Tuesday, May 18, 2004, at 10:00 a.m. (California time), at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016 for the following purposes:

1. Election of Directors. To elect two persons to serve as Class III directors of the Company until the annual meeting of stockholders to be held in 2007, or until their successors have been elected and qualified. The Board of Directors’ nominees are John R. Gilbert and David Morrison.

2. Ratification of Appointment of Independent Auditors. To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

3. Other Business. To transact such other business as properly may come before the Annual Meeting or any continuation, adjournment or postponement thereof.

      Only persons who are stockholders of record at the close of business on March 31, 2004 (“Stockholders”) will be entitled to notice of and to vote, in person or by proxy, at the Annual Meeting or at any continuation, adjournment or postponement thereof.

      The Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders contains additional information regarding the proposals to be considered at the Annual Meeting, and Stockholders are encouraged to read it in its entirety.

      As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials will be first mailed to Stockholders on or about April 2, 2004.

      All Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please complete, date, sign and return the accompanying proxy in the enclosed, postage-paid envelope as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors,

/s/ JOHN BILY

JOHN BILY,
Secretary

Monrovia, California

March 31, 2004

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2004

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of STAAR Surgical Company, a Delaware corporation (referred to as the “Company,” “we,” “our” or “us”), for use at our annual meeting of stockholders (the “Annual Meeting”) to be held at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016 on Tuesday, May 18, 2004, at 10:00 a.m. (California time), and at any continuation, adjournment or postponement of the Annual Meeting. Only stockholders of record (the “Stockholders”) at the close of business on March 31, 2004 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Annual Meeting or any continuation, adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to Stockholders on or about April 2, 2004.

Matters to be Considered

      The matters to be considered and voted upon at the Annual Meeting will be:

1. Election of Directors. To elect two persons to serve as Class III directors of the Company until the annual meeting of stockholders to be held in 2007, or until their successors have been elected and qualified. The Board of Directors’ nominees are John R. Gilbert and David Morrison.

2. Ratification of Appointment of Independent Auditors. To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for the year ending December 31, 2004.

3. Other Business. To transact such other business as properly may come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Method of Voting

      Stockholders can vote by proxy or by attending the Annual Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or by facsimile to the Inspectors of Elections at (626) 358-3049. David Bailey and John Bily, the designated proxyholders (the “Proxyholders”), are members of the Company’s management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.

      If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Annual Meeting in accordance with the Stockholder’s instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the election of the Board of Directors’ nominees, “FOR” the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2004 and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

Revocability of Proxies

      Any Stockholder giving a Proxy has the power to revoke it at any time before it is exercised. A Stockholder may revoke a proxy by filing an instrument of revocation, or a duly executed proxy bearing a later date, with the Company’s Secretary at our principal executive offices located at 1911 Walker Avenue, Monrovia, California 91016 prior to the commencement of the Annual Meeting. A Stockholder may also revoke the Proxy by attending the Annual Meeting and voting in person. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxy.

Voting Rights

      At the close of business on the Record Date, there were 18,411,190 shares of Common Stock outstanding, which constitute all the outstanding voting securities of the Company. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date, on each matter presented to the Stockholders at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

      A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.

      In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Our Certificate of Incorporation and our Bylaws divide our Board of Directors into three classes, with each class to be elected for a three-year term on a staggered basis.

      Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. An abstention on any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to a proposal will not be included in the number of shares counted as being present for the purpose of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

      Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock at his discretion in the election of directors or the appointment of independent auditors. However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares “FOR” the election of the Board of Director’s nominees and “FOR” the appointment of BDO Seidman, LLP as the Company’s independent auditors.

Procedures for Stockholder Nominations

      Under our Bylaws, nominations for the Board of Directors made by Stockholders must be made by written notice delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 14 days nor more than 50 days prior to the Annual Meeting, provided that if less than 20 days’ notice of the Annual Meeting is given to Stockholders, the written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the Annual Meeting was mailed to Stockholders. Each such written notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment or each such nominee, and (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee.

      Stockholder nominations submitted in accordance with the requirements of the Bylaws will be forwarded to the Nominating, Governance and Compensation Committee.

Solicitation of Proxies

      This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies. If it appears desirable to do so to ensure adequate representation at the Annual Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that Proxies be furnished. No additional compensation will be paid for these services. We will furnish copies of solicitation materials to banks, brokerage houses, custodians, nominees, and others to be forwarded to the beneficial owners of Common Stock held in their names. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners.

Other Business

      As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the Proxyholders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, and the authority to do so is included in the Proxy.

Security Ownership of Principal Stockholders and Management

      The following table sets forth, as of the Record Date, certain information concerning the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries). This information is based on publicly available information filed with the Securities and Exchange Commission (the “SEC”) as of the Record Date.

	Number of Shares
Name and Address	Beneficially Owned	Percent(1)

Massachusetts Financial Services Company	1,511,660(2)	8.2%
500 Boylston Street
Boston, MA 02116
Janus Capital Management, LLC	1,460,496(3)	7.9%
100 Fillmore Street
Denver, CO 80206-4923
Janus Venture Fund	1,292,881(4)	7.0%
100 Fillmore Street
Denver, CO 80206-4923
Adams, Harkness & Hill, Inc.	1,047,300(5)	5.7%
60 State Street
Boston, MA 02109
J.P. Morgan Chase & Co.	1,021,788(6)	5.5%
270 Park Avenue
New York, NY 10017
T. Rowe Price Associates, Inc.	948,700(7)	5.2%
100 E. Pratt Street
Baltimore, MD 21202

(1)	Based on 18,411,190 shares of Common Stock outstanding on the Record Date.

(2)	Includes 1,488,160 shares over which the holder has sole voting power and 1,511,660 shares over which the holder has sole dispositive power.

(3)	Consists of 1,460,496 shares held of record by Janus Venture Fund, Bay Isle Financial LLC and Enhanced Investment Technologies, LLC (the “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital Management, LLC (“Janus Capital”) may be deemed the beneficial owner of the 1,460,496 shares; however, Janus Capital does not have the right to receive dividends with respect to or proceeds of the sale of those shares, and disclaims beneficial ownership thereof.

(4)	Consists of 1,292,881 shares over which the holder has sole voting and dispositive power.

(5)	Consists of 1,047,300 shares over which the holder has sole voting power.

(6)	Includes 962,363 shares over which the holder has sole voting power, 1,015,813 shares over which the holder has sole dispositive power, and 5,975 shares over which the holder has shared voting power.

(7)	Includes 509,600 shares over which the holder has sole voting power and 948,700 shares over which the holder has sole dispositive power.

      The following table sets forth, as of the Record Date, certain information with respect to the shares of Common Stock beneficially owned by (i) each director and director nominee, (ii) each person (other than a person who is also a director or a director nominee) who is an executive officer named in the Summary Compensation Table below, and (iii) all executive officers and directors as a group.

	Number of Shares	Rights to Acquire
	Beneficially	Beneficial
Name and Address(1)	Owned(2)	Ownership(3)	Total	Percent(3)

David Bailey	50,754	946,667	997,421	5.4%
John Bily	—	83,333	83,333	*
Helene Lamielle	—	66,667	66,667	*
Nicholas Curtis	3,000	45,000	48,000	*
Volker Anhaeusser	14,425	105,000	119,425	*
John R. Gilbert	—	60,000	60,000	*
David Morrison	—	68,000	68,000	*
Donald Duffy	—	20,000	20,000	*
Guenther Roepstorff	—	—	—	—

All directors and executive officers as a group (9 persons)	68,179	1,394,667	1,462,846	7.9%

*     Less than 1%.

(1)	The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016.

(2)	Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(3)	Based on 18,411,190 shares of Common Stock outstanding on the Record Date. Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before May 30, 2004 (60 days after the Record Date) are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Executive Officers

      Our Certificate of Incorporation and our Bylaws divide our Board of Directors into three classes, designated Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. Our Bylaws permit the Board of Directors to fix the number of its members, so long as there are no less than three directors and no more than seven directors. At present, the Board of Directors consists of five members. Mr. David Bailey presently serves as our Class I director, and is subject to re-election at the annual meeting of stockholders to be held in the year 2005. Mr. Donald Duffy and Dr. Volker D. Anhaeusser presently serve as our Class II directors, and are subject to re-election at the annual meeting of stockholders to be held in the year 2006. Messrs. John R. Gilbert and David Morrison serve as our Class III directors, and are subject to re-election at this Annual Meeting, to serve until the annual meeting of stockholders to be held in 2007 or until their successors have been elected and qualified.

      Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the Board of Directors’ nominees. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies will be voted for any other nominee(s) the current Board of Directors designates to fill the vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The two nominees for election as Class III directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

      For a description of the procedures by which a Stockholder may nominate a person for election as a director, see “GENERAL INFORMATION — Procedures for Stockholder Nominations.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

      Information regarding the business experience of each nominee, director and executive officer is provided below.

      David Bailey, Class I Director
       Director since December 2000
       Chairman of the Board since January 2001
       President and Chief Executive Officer
       Age 47

      Mr. Bailey has served as our President, Chief Executive Officer and Chairman since 2001, and as a director since 2000. Prior to joining the Company, Mr. Bailey served as Global President of CIBA Vision Corporation’s surgical business unit based in Atlanta, Georgia. As a member of that company’s senior executive committee, Mr. Bailey was involved in the management of a business with revenue in excess of $1 billion and employing over 6,000 people. From April 1995 through May 1999, Mr. Bailey served on the global management boards of both Bausch & Lomb and ChironVision. In 1993, Mr. Bailey was the European Managing Director of Johnson & Johnson’s European professional sector, with operating responsibility for Iolab Corporation, an ophthalmic products company that was a subsidiary of Johnson & Johnson at that time, including both medical devices and pharmaceuticals. Mr. Bailey completed his formal education in the United Kingdom, obtaining a master’s degree from Durham University, and a Bachelor of Arts degree with honors from York University.

Mr. Donald Duffy, Class II Director Director since February 2003 Chairman of the Audit Committee Age 67

      Mr. Duffy’s previous experience includes the position of Chief Financial Officer of Iolab Corporation, a former subsidiary of Johnson & Johnson, a position he held from 1987 until his retirement in 1992. Prior to holding that position, Mr. Duffy served as Chief Financial Officer of the J & J Ultrasound division of Johnson & Johnson and Alpha Wire Corporation. Mr. Duffy also served as the Chief Information Services Officer for the J & J Products Division of Johnson & Johnson and held various financial positions for Johnson & Johnson from 1962 through 1984. Mr. Duffy earned a Masters in Business Administration from Pace University and a Bachelor of Science degree in accounting from the University of South Dakota. Mr. Duffy serves as chairman of the Company’s Audit Committee.

Dr. Volker D. Anhaeusser, Class II Director Director since April 2000 Age 48

      Dr. Anhaeusser is a resident of Karlsruhe, Germany. He is a principal member and shareholder of the German law firm of Anhaeusser, Unger, & Bergien, whose specialty is corporate and business law with an emphasis on mergers and acquisitions, a position he has held since 1985. Dr. Anhaeusser received his Masters in Law degree from Mainz University and a doctorate in law from Mannheim University. Dr. Anhaeusser serves on the Board of Directors of several German based corporations, as well as serving on the Board of Directors of our subsidiary, Canon-STAAR Company, Inc.

John R. Gilbert, Class III Director Director since February 2001 Chairman of the Nominating, Governance and Compensation Committee Age 67

      Mr. Gilbert’s senior executive experience includes a 12-year career with Iolab Corporation, an ophthalmic products company that was then a subsidiary of Johnson & Johnson, where he served as Vice Chairman at the time of his retirement in 1992. While at Iolab Mr. Gilbert was responsible for that company’s franchise worldwide, while also serving as Vice President of Johnson & Johnson International. Prior to his career with Iolab, he spent 18 years with Ethicon, Inc., a surgical device and surgical products subsidiary of Johnson & Johnson, where he served as Vice President of Sales and as a member of the Management Board. Mr. Gilbert has had significant sales and general management experience in the areas of intraocular lenses, viscoelastic materials and other ophthalmic products. Mr. Gilbert is presently a director of Rita Medical, a public company whose securities are traded on the NASDAQ Exchange, which develops and markets a proprietary radio-frequency system for the treatment of cancerous and benign tumors. Mr. Gilbert is a veteran of the U.S. Army and a graduate of Texas A&M University with a Bachelor of Science degree in Industrial Technology.

David Morrison, Class III Director Director since May 2001 Age 59

      Mr. Morrison has 35 years experience in various executive positions, both within the United States and internationally. Since 1998, Mr. Morrison has been providing consulting services relating to marketing, with an emphasis in the field of surgical ophthalmology. Following the acquisition by Chiron Vision of Iolab in 1995, Mr. Morrison was appointed President and Chief Operating Officer of Chiron Vision, in which capacity he served until 1998. Prior to joining Chiron Vision, Mr. Morrison served as Area Vice President for Europe for the Gillette Company and as President of International Operations and Co-Chief Operating Officer of Cooper Vision. Mr. Morrison earned a Bachelor of Arts degree, with honors, in economics from the University College of Wales, Aberstwyth and received a post-graduate degree in Industrial Administration from Bradford University.

John Bily, Chief Financial Officer Age 56

      Mr. Bily joined the Company in January 2002. Before joining the Company, Mr. Bily spent 11 years with Allergan, Inc., an international pharmaceutical company, most recently as Vice President Controller Worldwide Operations, where he was responsible for the financial management of Allergan, Inc.’s global manufacturing and operations organization. Mr. Bily joined Allergan, Inc. in 1989 as Vice President Controller of Allergan Optical, the global contact lens and contact lens care division. Mr. Bily earned his Masters in Business Administration in finance/accounting from Arizona State University and his Bachelor of Arts degree in history from the University of Dallas. Mr. Bily also served in the United States Air Force.

Helene Lamielle, Vice President, Scientific Affairs Age 46

      Dr. Lamielle, who joined us in January 2002, is an experienced medical and surgical ophthalmologist with 11 years of ophthalmic industry experience in pharmaceuticals and medical devices and across major subspecialties including retina, cataract and refractive surgery. Before joining the Company, Dr. Lamielle was Vice President of Scientific Affairs, Implantable Products at Bausch & Lomb Surgical, the ophthalmic surgery product unit of the global eye care firm. Her responsibilities included management of research and development for surgical products for cataract and refractive indications and management of Clinical and Regulatory Affairs for all surgical products. Dr. Lamielle earned her medical degree from the University of Lyon, France.

Nicholas Curtis, Senior Vice President, Sales and Marketing Age 48

      Mr. Curtis, who joined us in August 2002, is an experienced sales and marketing professional with over 20 years experience in selling and marketing cataract and refractive surgical products. Prior to joining the Company, Mr. Curtis served as Vice President for LaserVision Centers Inc. from 1998 to 2001, and TLC Vision Inc. during 2002 following TLC Vision’s acquisition of LaserVision Centers, where he was responsible for managing the company’s business development in the Great Lakes Region. Prior to 1998, Mr. Curtis held various sales management positions with Chiron Vision, Allergan Medical Optics, and American Medical Optics, a division of American Hospital Supply Corp. Mr. Curtis received a Bachelor of Science degree in speech-communication studies from Northwestern University.

Guenther Roepstorff, President, Domilens GmbH Age 58

      Mr. Roepstorff is the President and founder of Domilens, GmbH, our German subsidiary, a position he has held since 1987. Prior to 1987, Mr. Roepstorff was managing director of Intermedics, where he was responsible for ophthalmic and cardiovascular products for the domestic German and the European markets, and established the Iolab Corporation intraocular lens business in Germany, Austria and Switzerland as an independent company within the Johnson & Johnson group of companies. Mr. Roepstorff previously held various management positions at Johnson & Johnson within the general surgery and dental product divisions.

      None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. Except as set forth above, there are no family relationships among directors or executive officers of the Company and, except as set forth above, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

Compensation of Directors

      Other than Mr. Duffy, who received $27,500 in fees for his service as the Chairman of the Company’s Audit Committee, no other cash fees were paid to directors for their service on the Board of Directors during 2003.

      Directors are elected for three-year terms and are granted options to purchase 60,000 shares of our Common Stock on their election or re-election. Upon his appointment to the Board of Directors on January 28, 2003, Mr. Duffy received options to purchase 60,000 shares of our Common Stock at an exercise price of $3.61. The right to exercise these options vests in three equal annual installments from the date of grant, 20,000 of which are currently vested.

      The Board of Directors can change the compensation of directors at any time.

Meetings of the Board

      The Board of Directors held four meetings during 2003 and took action by written consent nine times during 2003. All of the directors attended all of the meetings of the Board and at least 75% of the meetings of each committee on which he served in 2003.

Committees

      The Board of Directors has a Nominating, Governance and Compensation Committee, an Audit Committee and a Litigation Committee.

Nominating, Governance and Compensation Committee.

      On March 15, 2004, the Board of Directors changed the name of its Compensation Committee to the Nominating, Governance and Compensation Committee and, on the committee’s recommendation, adopted a written charter for the committee, a copy of which is attached to this Proxy Statement as Appendix A, which will become effective on the date of the Annual Meeting.

      The current members of the Nominating, Governance and Compensation Committee are Volker D. Anhaeusser, John R. Gilbert and David Morrison. Each member of the Nominating, Governance and Compensation Committee is “independent” as that term is defined under Rule 4200A(a)(14) of the Nasdaq Marketplace Rules. Beginning on the date of the Annual Meeting, the Nominating, Governance and Compensation Committee must be comprised solely of independent directors under the new Nasdaq Rule 4200(a)(15). Because Mr. Morrison received compensation as a consultant in excess of $60,000 in fiscal years 2001 and 2002, he will not be deemed independent under Rule 4200(a)(15) and will not continue to serve on the committee when it is constituted at the meeting of the Board of Directors following the Annual Meeting.

      The principal purposes of the committee are to help ensure that (A) the Board of Directors is appropriately constituted to meet its fiduciary obligations to stockholders and the Company, (B) the Company has and follows appropriate governance standards, and (C) the executive officers of the Company and its subsidiaries are compensated in a manner consistent with (i) the compensation strategy of the Company determined by the Board of Directors, (ii) treatment of all executive officers in an equitable and consistent manner, (iii) the Company’s need to compete in recruiting and retaining qualified executive officers, and (iv) the requirements of the appropriate regulatory bodies.

      To carry out its purpose with respect to nominations and governance, the committee (i) identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, (ii) selects the director nominees for the next annual meeting of stockholders, (iii) develops and recommends to the Board of Directors corporate governance principles applicable to the Company, and (iv) oversees the evaluation of the Board of Directors and management. For further information concerning the criteria and procedures for selecting director nominees, see “Nominating Procedures and Criteria” below.

      During 2003, the Compensation Committee, the predecessor to the Nominating, Governance and Compensation Committee, took action by written consent six times.

Audit Committee.

      The current members of the Audit Committee are Donald Duffy, who serves as the chairman of the committee, John R. Gilbert and Volker Anhaeusser. Each member of the Audit Committee is “independent” as that term is defined under the rules of the Nasdaq and the SEC. The principal purposes of the Audit Committee are to oversee (i) the quality and integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent auditors, and (iii) the performance of the Company’s independent auditors. Effective March 15, 2004, the committee recommended, and the Board of Directors adopted, a revised charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix B. The Audit Committee met 12 times in 2003.

      The Company has determined that Donald Duffy, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC.

Litigation Committee.

      The Litigation Committee was formed primarily for the purpose of managing the legal actions filed against the Company by John Wolf. When asked by the Board of Directors, the Litigation Committee also undertakes a review of potential disputes with third parties and determines a course of action for the resolution of these disputes. The current members of the Litigation Committee are David Bailey, John R. Gilbert and Volker Anhaeusser. The Litigation Committee did not meet during 2003.

Nominating Procedures and Criteria

      Among its functions, the Nominating, Governance and Compensation Committee considers and approves nominees for election to the Board of Directors. The Nominating, Governance and Compensation Committee operates under a written charter adopted on March 15, 2004, a copy of which is attached to this Proxy Statement as Appendix A, which will become effective on the date of the Annual Meeting.

      In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by our stockholders, provided the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement under the heading “GENERAL INFORMATION — Procedures for Stockholder Nominations.” Stockholder nominations that comply with these procedures and that meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.

      Essential criteria for all candidates considered by the committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business and financial affairs, and the complexities of business organizations.

      In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the medical device industry or other regulated industries; scientific accomplishment in medicine, physiology or medical devices; experience in commercializing and marketing ophthalmic devices; other medical devices or pharmaceuticals; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

      In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of the Company.

      The Board of Director’s nominees for the Annual Meeting have been recommended by the committee, as well as the independent directors, and the full Board of Directors and the Chairman.

      The Stockholders did not propose any candidates for election at the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

      During 2003, Volker Anhaeusser, John R. Gilbert and David Morrison served on our Compensation Committee. None of these individuals is employed by the Company. Except for Mr. Morrison, none of these individuals was a party to any transactions with the Company during 2003. Mr. Morrison is the sole owner of DRM Strategic Services Ltd., which received consulting fees of $50,000 during 2003 under a Consulting Agreement with the Company. See “Certain Relationships and Related Transactions — Consulting Agreement.”

      Compensation issues were also brought before the full Board of Directors.

Stockholder Communications with Directors

      You may communicate with the chair of our Audit Committee, Nominating, Governance and Compensation Committee, or with our outside directors as a group, by writing to such persons c/o John Bily, Chief Financial Officer and Secretary, at 1911 Walker Avenue, Monrovia, California 91016.

      Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	junk mail and mass mailings

•	product complaints

•	product inquiries

•	new product suggestions

•	resumés and other forms of job inquiries

•	surveys

•	business solicitations or advertisements.

      In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

      Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be routed to the hotline.

Executive Compensation

      The following table sets forth all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended January 2, 2004 to (i) all individuals serving as the Company’s Chief Executive Officer during 2003, and (ii) the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) serving as such at the end of 2003 (the “named executive officers”).

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payout

					Restricted
				Other Annual	Stock	Securities		All Other
		Salary	Bonus	Compensation	Awards	Underlying	LTIP Payouts	Compensation
Name and Position(1)	Year	($)(2)	($)(3)	($)(4)	($)	Options/SARs	($)	($)(5)

David Bailey	2003	361,212	200,000	8,000	—	140,000	—	29,810
Chairman, Chief	2002	359,450	—	8,000	—	210,000	—	29,039
Executive Officer and	2001	300,000	110,000	8,000	—	150,000	—	164,446
President
John Bily	2003	224,808	15,000	—	—	50,000	—	19,029
Chief Financial Officer	2002	192,308	—	—	—	100,000	—	16,534
	2001	—	—	—	—	—	—	—
Helene Lamielle	2003	200,000	—	—	—	50,000	—	7,170
Vice President,	2002	180,000	—	—	—	75,000	—	6,325
Scientific Affairs	2001	—	—	—	—	—	—	—
Nicholas Curtis	2003	212,500	30,000	—	—	60,000	—	146,930
Senior Vice President,	2002	61,538	—	—	—	75,000	—	2,390
Sales and Marketing	2001	—	—	—	—	—	—	—
Guenther Roepstorff(6)	2003	318,537	141,352	25,474	—	—	—	—
President,	2002	216,898	87,000	14,362	—	—	—	—
Domilens GmbH	2001	256,910	43,389	859,534	—	—	—	33,564

(1)	For a discussion of the employment agreements between the Company and any such person, see “Employment Agreements” below.

(2)	For all named executive officers, with the exception of Mr. Roepstorff, this column includes amounts deferred pursuant to salary reduction arrangements under the Company’s 401(k) Plan.

(3)	The amount reported in this column includes cash bonuses earned by the named executive officers in addition to 42,254 shares of Common Stock issued to Mr. Bailey in 2003 at the then-market price of $3.55 per share in lieu of cash bonuses earned for 2001 and 2002. All of the issued shares were held by Mr. Bailey at the end of 2003

(4)	Included in this column are the costs of the lease of a vehicle for Mr. Bailey and for Mr. Roepstorff. Also included for Mr. Roepstorff in 2001 are $180,000 in consulting fees and $658,000 for the early termination of his consulting arrangement, paid at a discount.

(5)	The amounts reported in this column, for all officers other than Mr. Bailey, Mr. Roepstorff and Mr. Curtis, consist solely of the cost of life and disability insurance premiums. Mr. Bailey’s “All Other Compensation” includes the cost of life and disability insurance premiums, in addition to relocation assistance of $135,771 paid in 2001. Mr. Roepstorff’s “All Other Compensation” includes the cost of pension plan contributions. Mr. Curtis’s “All Other Compensation” includes the cost of life and disability insurance premiums, in addition to relocation assistance of $137,015 paid in 2003.

(6)	Mr. Roepstorff is the President of our German subsidiary, Domilens GmbH, and receives cash compensation in the Euro. All dollar amounts listed for Mr. Roepstorff were converted from the Euro into United States dollars using the applicable average exchange rate in the year in which he was compensated.

Stock Option Grants

      The following table provides certain information with respect to individual grants of stock options or stock appreciation rights in 2003 to each of the named executive officers.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Option Term(1)
	Options/SARs	Employees in	Exercise or
	Granted(2)	Fiscal	Base Price	Expiration	5%	10%
Name	(#)	Year(3)(4)	($/Sh)	Date	($)	($)

David Bailey	140,000	33	3.60	2/12/2008	139,246	307,697
John Bily	50,000	12	3.60	2/12/2008	49,731	109,892
Helene Lamielle	50,000	12	3.60	2/12/2008	49,731	109,892
Nicholas Curtis	60,000	14	3.60	2/12/2008	59,677	131,870
Guenther Roepstorff	—	—	—	—	—	—

(1)	The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical 5% and 10% annual growth rates applying simple interest from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a named executive officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a named executive officer will be at or near the value set forth above in the chart.

(2)	All options were granted at fair market value on the date of grant as defined by the 2003 Omnibus Plan, and first become exercisable in three equal installments on each of the first three anniversaries of the date of grant. Vesting may be accelerated based on achievement of performance goals as specified by the Compensation Committee of the Board of Directors.

(3)	No SARs were granted to the named executive officers in 2003.

(4)	The numerator in calculating this percentage includes options granted to each named executive officer in his or her capacity both as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 418,000, which represents the number of shares subject to all options granted to all employees of the Company, including the named executive officers, which includes, if applicable, options granted to them in their capacity as directors.

Option Exercises and Holdings

      The following table provides certain information with respect to the named executive officers concerning: (i) options exercised in 2003; and (ii) the number and value of unexercised options as of the 2003 fiscal year end.

AGGREGATED OPTIONS/ SAR EXERCISES IN FISCAL YEAR 2003 AND

FISCAL YEAR-END OPTION/ SAR VALUES

Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares		FY-End	FY-End(3)
	Acquired On	Value	Exercisable/	Exercisable/
	Exercise(1)	Realized(2)	Unexercisable	Unexercisable
Name	(#)	($)	(#)	($)

David Bailey	10,000	83,000	830,000/160,000	2,421,500/1,171,400
John Bily	—	—	66,666/83,334	521,995/637,005
Helene Lamielle	—	—	25,000/100,000	162,500/701,000
Nicholas Curtis	—	—	25,000/110,000	191,750/834,700
Guenther Roepstorff	—	—	0/0	0/0

(1)	No SARs were granted or exercised by any named executive officer in 2003, nor did any named executive officer hold any unexercised SARs at the end of the 2003 fiscal year. During 2003, Mr. Bailey exercised options to purchase 10,000 shares of Common Stock at price per share of $3.35, which were immediately sold at a market price of $11.65 per share. Other than by Mr. Bailey, no options were exercised by any named executive officer in 2003.

(2)	The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the price of the options at exercise.

(3)	The dollar value provided represents the cumulative difference in the fair market value of the Common Stock underlying all in-the-money options as of the last day of the 2003 fiscal year and the exercise prices for such options. Options are “in-the-money” if the fair market value of the underlying Common Stock as of the last day of the 2003 fiscal year exceeds the exercise price of such options. The fair market value of the Common Stock for purposes of this calculation is $11.12, based on the closing price for the Company’s stock as quoted on the Nasdaq National Market on January 2, 2004, the last day of the Company’s 2003 fiscal year.

Equity Compensation Plan Information

      The following table provides information as of January 2, 2004 on all of our equity compensation plans currently in effect.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon		under Equity
	Exercise of		Compensation Plans
	Outstanding Options,	Weighted Average	(excluding securities
	Warrants and Rights	Exercise Price	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	3,134,349 (1)	$6.75	1,857,745 (1)
Equity Compensation Plans Not Approved by Stockholders	85,000	$10.19	—

Total	3,219,349	$6.84	1,857,745

(1)	Represents awards granted under STAAR Surgical Company 2003 Omnibus Equity Incentive Plan, the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. During 2003, options available under each of these plans were transferred to the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (“2003 Plan”). Shares remaining available for issuance are only pursuant to the 2003 Omnibus Plan.

Employment Agreements

David Bailey, President, Chief Executive Officer and Chairman of the Board

      On December 19, 2000, we entered into an employment agreement with David Bailey to act as our Chief Executive Officer and President. The agreement has a term of three years and will be automatically renewed for successive three-year periods unless terminated pursuant to provisions stated in the agreement. In order to encourage Mr. Bailey to join the Company, he was granted an option to purchase 500,000 shares of our Common Stock at an exercise price of $11.25 per share, the fair market value on the date of the agreement. The right to exercise the options vested in three equal installments over a period of two years beginning with the effective date of the agreement. In addition, we paid a bonus of $110,000 in 2001 representing the bonus forfeited by Mr. Bailey due to the termination of his prior employment and $135,771 in relocation costs.

      The agreement provides for a base salary of $300,000 in the first year, increasing thereafter to $350,000 during the remaining term of the agreement. The agreement also provides for adjustments to Mr. Bailey’s annual salary based on increases in the cost of living during the previous twelve months. Additionally, Mr. Bailey is entitled to an automobile allowance.

      Each year during the term of the employment agreement, Mr. Bailey and the Compensation Committee will establish performance goals, including earnings, cash flow and other objectives, and so long as he meets those goals, Mr. Bailey is to receive an annual bonus of up to 60% of his base annual salary.

      Under the terms of the agreement, Mr. Bailey’s employment may be terminated for “cause” (as defined in the agreement), on Mr. Bailey’s death or disability, or on 12 months written notice by Mr. Bailey. If Mr. Bailey’s employment is terminated by election of the Company or due to a “change of control” (as defined in the agreement), Mr. Bailey will be entitled to receive severance equal to three years annual base salary, plus accrued bonus and vacation, and immediate vesting of any unvested options.

John Bily, Chief Financial Officer

      On January 3, 2002, we entered into an employment agreement with John Bily to act as our Chief Financial Officer. The agreement does not have a stated term. In order to encourage Mr. Bily to join the Company, he was granted an option to purchase 100,000 shares of our Common Stock at an exercise price of $3.29 per share, the fair market value on the date of the agreement as defined by the 2003 Omnibus Plan. The right to exercise these options vests over a period of three years, and 66,666 shares are currently vested.

      The agreement provides for a base salary, currently $250,000, which may be adjusted periodically by the Company. Mr. Bily may also earn an annual bonus of up to 40% of his annual salary if he achieves established performance goals.

      Under the terms of the agreement, Mr. Bily’s employment may be terminated for “cause” (as defined in the agreement) or poor performance, on Mr. Bily’s death, or on 90 days’ written notice by Mr. Bily. If Mr. Bily’s employment is terminated by the Company without cause, on 90 days’ written notice, he will be entitled to severance equal to six months salary. Should Mr. Bily’s employment be terminated due to a change of control (as defined in the agreement), Mr. Bily will receive severance equal to one year’s salary and the immediate vesting of any unvested stock options.

Helene Lamielle, Vice President, Scientific Affairs

      On January 22, 2002, we entered into an employment agreement with Helene Lamielle to act as our Vice President, Scientific Affairs. The agreement does not have a stated term. In order to encourage Dr. Lamielle to join the Company, she was granted an education reimbursement allowance of up to $27,000 for an advanced degree. She was also granted an option to purchase 75,000 shares of our Common Stock at an exercise price of $4.62 per share, the fair market value on the date of the agreement as defined by the 2003 Omnibus Plan. The right to exercise these options vests over a period of three years, and 50,000 shares are currently vested.

      The agreement provides for a base salary, currently $200,000, which may be adjusted periodically by the Company. Dr. Lamielle may also earn an annual bonus of no more than 25% of her annual salary if she achieves established performance goals.

      Under the terms of the agreement, Dr. Lamielle’s employment may be terminated for “cause” (as defined in the agreement) or “poor performance” (as defined in the agreement), on Dr. Lamielle’s death, or on 90 days’ written notice by Dr. Lamielle. If Dr. Lamielle’s employment is terminated by the Company without cause, she will be entitled to severance equal to six months salary. Should Dr. Lamielle’s employment be terminated due to a change of control (as defined in the agreement), she will receive severance equal to one year’s salary and the immediate vesting of any unvested stock options.

Nicholas Curtis, Senior Vice President, Sales and Marketing

      On July 12, 2002, we entered into an employment agreement with Nicholas Curtis to act as our Senior Vice President, Sales and Marketing for the U.S. and Canada. The agreement does not have a stated term. In order to encourage Mr. Curtis to join the Company, he was granted an option to purchase 75,000 shares of our Common Stock at an exercise price of $3.45 per share, the fair market value on the date of the agreement as defined by the 2003 Omnibus Plan. The right to exercise these options vests over a period of three years, 25,000 of which are currently vested. In addition, we have agreed to pay certain relocation costs associated with Mr. Curtis’ relocation to Southern California.

      The agreement provides for a base salary, currently $225,000, which may be adjusted periodically. Mr. Curtis may also earn an annual bonus of up to 50% of his annual salary if he achieves established performance goals. Should certain performance targets be exceeded, this amount could be increased.

      In February 2003, Mr. Curtis’ employment agreement was amended to include a provision for termination due to a “change of control” (as defined in the agreement). Should Mr. Curtis’ employment be terminated due to a change of control, he will receive severance equal to one year’s salary plus any accrued bonuses as calculated based on length of employment and immediate vesting of any unvested stock options.

Guenther Roepstorff, President, Domilens GmbH

      On January 2, 2003, we renegotiated our agreement with Mr. Roepstorff to act as President of our subsidiary, Domilens GmbH, in connection with our purchase of his minority interest in Domilens. Under his employment arrangement, in 2003 Mr. Roepstorff, who is a German citizen, received a salary of 281,689 EUR (U.S. $318,537 at January 2, 2004). In addition to his salary, Mr. Roepstorff received a car allowance of 22,527 EUR (U.S. $25,474 at January 2, 2004) and a discretionary bonus of 125,000 EUR (U.S. $141,352 at January 2, 2004).

REPORT OF THE COMPENSATION COMMITTEE

      The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      General. During 2003, the Compensation Committee was comprised of David Morrison, John R. Gilbert and Volker Anhaeusser. The Compensation Committee establishes specific awards under our equity plans, such as stock options, and determines the compensation for the Company’s executive officers. Executive compensation can include salary, bonus, and option grants as well as other perquisites that vary with the level of responsibility.

      In determining the compensation for a particular executive officer, the Compensation Committee was guided in 2003 by the following objectives:

•	attracting and retaining officers by maintaining competitive compensation packages; and

•	motivating officers to achieve and maintain superior performance levels.

      The Compensation Committee believes that total compensation for executive officers should be sufficiently competitive with compensation paid by companies of similar size and market place position.

      Base Compensation. Base pay is baseline cash compensation and is determined by market forces. The Compensation Committee sets base pay based on what it believes is comparable to compensation paid by companies of similar size and market place position.

      Annual Cash Bonuses. The Compensation Committee, in its sole discretion, approves the payment of bonuses from time to time to the Company’s employees, including its executive officers, as an incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus and what the amount of the bonus should be is based on a subjective analysis of the executive’s level of responsibility, performance of duties and attainment of performance goals, and also takes into consideration other types and amounts of compensation paid to the executive, such as commissions.

      Long-term Stock Ownership Plans. During 2003, the Company had several active stock plans in place for employees, officers and directors including the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”), the 1998 STAAR Surgical Company Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1991 Stock Option Plan of STAAR Surgical Company and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. From time to time the Company has also issued non-qualified options that were not part of a formal plan. With the exception of the 1996 STAAR Surgical Company Non-Qualified Stock Plan and non-qualified options that were not part of a formal plan, the stockholders of the Company have approved these plans. The plans afford the Company the ability to make stock grants and to grant incentive stock options, non-qualified stock options, and stock appreciation rights to, among others, the Company’s directors, officers and employees.

      On June 25, 2003, our stockholders approved the 2003 Omnibus Plan to allow the Company to consolidate existing incentive plans in to one incentive plan. On approval of the 2003 Omnibus Plan, all prior plans were amended and incorporated into the 2003 Omnibus Plan. Outstanding options under the prior plans and shares available for future issuance under the prior plans will now be covered by the 2003 Plan. However, the substantive terms of outstanding options issued under the prior plans will not be changed and will continue to be governed by the terms of the plans under which they were originally issued.

      The Compensation Committee’s objective is to grant stock or options to purchase stock under its stock plans subject to vesting conditions based on continued employment. These vesting requirements are intended to create a more productive workforce by acting as an inducement for long-term employment with the Company, thereby lending stability to our employee base and encouraging more long-term productivity by our employees as they see their efforts translate into greater share value.

      Compensation for Chief Executive Officer. Mr. Bailey’s compensation is described in the section of this Proxy Statement entitled “Employment Agreements.” Mr. Bailey’s base compensation of $350,000 was based on competitive market forces, his extensive experience in the ophthalmic products industry and his successful management of the surgical division of CIBA Vision Corporation, a private company with over $1 billion in revenues.

      During 2003, the Compensation Committee recommended, and the Board of Directors approved, the grant of an option to Mr. Bailey allowing him to purchase 140,000 shares of the Company’s Common Stock at $3.60 per share, the fair market value of the Common Stock on the date of grant as defined by the 2003 Omnibus Plan. These options vest over in three equal annual installments, with the first vesting one year from the date of grant, and allow for the acceleration of vesting based on the achievement of performance milestones. On February 27, 2004, the Compensation Committee approved the accelerated vesting of 50,000 of these options based on the Company receiving an expedited review of the ICL Pre-Market Approval Application by the U.S. Food and Drug Administration.

      In addition to his compensation as Chief Executive Officer, Mr. Bailey is entitled to stock options on reelection to the Board of Directors. Accordingly, on May 30, 2002, Mr. Bailey received options to purchase 60,000 shares of our Common Stock at an exercise price of $5.19. These options vest in three equal amounts of 20,000 shares during each year of service with the first vesting on the date of grant.

      The Compensation Committee also granted Mr. Bailey a bonus of $50,000 for the 2003 fiscal year and early in 2003, granted Mr. Bailey 42,254 shares of stock at a market price of $3.55 for an aggregate amount of $150,000, as payment of bonuses earned in 2001 and 2002.

      Policy under Section 162(m) of the Internal Revenue Code. The Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

      On March 15, 2004, the Board of Directors changed the name of this committee to the Nominating, Governance and Compensation Committee and, on this committee’s recommendation, adopted a written charter for this committee. A copy of the charter is attached hereto as Appendix A.

The Compensation Committee

John R. Gilbert
Volker D. Anhaeusser
David Morrison

Dated: March 15, 2004

Employee Benefit Plans

2003 Omnibus Equity Incentive Plan

      The 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”) was adopted by the Board of Directors on May 14, 2003 and approved by the stockholders on June 25, 2003, as a new plan and as a consolidation of the Company’s existing incentive plans. 4,913,629 shares of Common Stock were authorized for awards under the 2003 Omnibus Plan, consisting of 1,000,000 newly available shares, and 3,913,629 shares that were already available or subject to outstanding awards under the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer (the “Prior Plans”). The 2003 Omnibus Plan also provides that on each January 1 during the life of the plan the number of shares of Common Stock available for awards will automatically increase by a number of shares equal to 2% of the Company’s outstanding Common Stock, up to a maximum of 1,586,371 additional shares, and a maximum total of 6,500,000 shares issuable pursuant to incentive stock options.

      The 2003 Omnibus Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2003 Omnibus Plan. Awards available under the 2003 Omnibus Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards that may be approved by the Committee. Stock options under the 2003 Omnibus Plan may either be issued in a form intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified options,” which are not intended to satisfy Section 422 of the Code. Awards granted under the 2003 Omnibus Plan may generally not be transferred except by will or the laws of descent.

      While the Committee has the discretion to determine the exercise price of options under the 2003 Omnibus Plan, an option intended to be an ISO may not be priced at less than 100% of fair market value on the date of grant. No ISO may be granted under the 2003 Omnibus Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In general, stock options issued under the 2003 Omnibus Plan may not have a term in excess of ten years from the date of grant.

      The 2003 Omnibus Plan will terminate on May 13, 2013, unless terminated earlier by the Board Of Directors.

401(k) Plan

      The Company maintains a 401(k) profit sharing plan (“401(k) Plan”) for the benefit of qualified employees in North America. Employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to $12,000 of the employees’ eligible payroll, subject to annual Internal Revenue Code maximum limitations. The Company makes a contribution of 25% for every $1.00 contributed by the participant, up to 6% of the participant’s eligible payroll. In addition, the Company may make a discretionary contribution to the qualified employees, in accordance with the 401(k) Plan.

Stock Performance Graph

      The following graph compares the yearly percentage change in the cumulative total stockholder return of the Company’s Common Stock for the last five fiscal years to the cumulative total stockholder return for the same time period of: (i) United States and foreign companies listed on the Nasdaq Stock Market (the “Nasdaq Index”); and (ii) United States and foreign companies listed on the Nasdaq Stock Market that operate in the surgical, medical and dental instrument and supply industries (the “Peer Index”), based on Standard Industrial Classification (“SIC”) codes in the range of 3840 through 3849. The Company’s SIC code is 3845. The comparison assumes $100 was invested on December 31, 1998 in the Common Stock and in each of the foregoing indices and that dividends were reinvested. The Nasdaq Index and the Peer Index were prepared by the Center for Research in Security Prices of the University of Chicago’s Graduate School of Business. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

      This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

Indebtedness of Management

      As of January 2, 2004, Dr. Peter J. Utrata, one of our directors until January 28, 2003, is indebted to us in the amount of $1,530,500. Excluding interest, this is the largest aggregate amount of indebtedness owed by Dr. Utrata during fiscal 2003. The following table sets forth the date on which each loan was made and the principal amount of the loan:

Date of Loan	Amount of Loan

June 16, 1999	$1,258,000
June 2, 2000	$272,500

      We received full recourse promissory notes from Dr. Utrata memorializing these loans. The loans were used by Dr. Utrata to exercise options to purchase our Common Stock.

      The promissory note in the amount of $1,258,000 is due to be paid in full on June 15, 2004 and bears interest at the lower of the lowest rate allowable by the Internal Revenue Service without the imputation of interest or 7%. Payment of this promissory note is partly secured with 120,000 shares of our Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Dr. Utrata.

      The promissory note in the amount of $272,500 is due to be paid in full on June 1, 2005 and bears interest at the lower of the lowest rate allowable by the Internal Revenue Service without the imputation of interest or 7%. Payment of this promissory note is partly secured with 20,000 shares of our Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Dr. Utrata, as additional security for repayment of this loan.

      Dr. Utrata resigned as director on January 28, 2003.

Consulting Agreement

      On March 1, 2001, we entered into a Consulting Agreement with DRM Strategic Services Ltd., a private limited company wholly owned by our director, David Morrison. Pursuant to this agreement, we paid DRM Strategic Services Ltd. the sum of $1,000 for each day Mr. Morrison performed duties as a consultant, with a minimum of six days per month. Also, in conjunction with the Consulting Agreement, we issued to Mr. Morrison an option to purchase 20,000 shares of our Common Stock. The option exercise price is $3.99, representing fair market value on the date of grant as defined by the 2003 Omnibus Plan. The duties that Mr. Morrison performed on behalf of DRM Strategic Services Ltd. included market research on behalf of the Company, assisting the Company in identifying licensing and co-marketing opportunities throughout the world and assisting the Company with identifying and building strategic relationships within the worldwide ophthalmic industry. In July 2003, by mutual consent of both parties, the Consulting Agreement was terminated.

Code of Ethics

      The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the controller, of the Company, as well as all employees and directors of the Company. The Code of Ethics is published on our website, at www.staar.com, under “Investor/ Media — Corporate Governance.” We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.

REPORT OF THE AUDIT COMMITTEE

      The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the

Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under Rules 4200A(a)(14) and 4200(a)(15) of the Nasdaq Rules and applicable SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on whether the Company’s financial statements fairly present, in all material respects, the Company’s financial position and results of operations and conform with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in our Annual Report on Form 10-K for the year ended January 2, 2004.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

      The Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the 2003 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has recommended the selection of BDO Seidman, LLP, as our independent auditor for the fiscal year ending December 31, 2004, subject to approval by the Stockholders at the Annual Meeting.

      The Audit Committee considered whether the fees paid the auditors for non-audit services were compatible with maintaining the auditors’ independence, and concluded that they were. These fees are listed below under the caption “Independent Public Accountants.”

      On March 15, 2004, the Board of Directors approved a revised charter for the Audit Committee based on recommendations by the Committee. A copy of the charter, as revised, is attached to this Proxy Statement as Appendix B.

The Audit Committee

Donald Duffy
John R. Gilbert
Volker Anhaeusser

Dated: March 15, 2004

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act, as amended (the “Exchange Act”), and the SEC’s rules thereunder, require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file. The SEC has established specific due dates for these reports and requires the Company to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

      To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2003 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITOR

      The Board of Directors, upon the recommendation of the Audit Committee, has selected BDO Seidman, LLP to serve as our independent auditors for the fiscal year ending December 31, 2004.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

      Representatives of BDO Seidman, LLP, the independent auditors for the Company for fiscal 2003, will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

      The Company paid the following fees to BDO Seidman, LLP during fiscal 2003 and 2002:

	2003	2002

Audit fees	$344,000	$299,000
Audit-related fees	129,000	48,000
Tax-related fees	3,000	97,000
All other fees	—	—

      The audit fees for the years ended January 2, 2004 and January 3, 2003, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, consents and assistance with review of documents filed with the SEC.

      The audit-related fees for the year ended January 2, 2004 and January 3, 2003, were mainly for consultations concerning financial accounting and reporting standards and assurance services related to employee benefit plan audits.

      Tax-related fees for the years ended January 2, 2004 and January 3, 2003, were for services related to tax compliance, including for the year ended January 3, 2003 the preparation of domestic and foreign income and non-income tax returns and assistance with claims for refunds.

      The Audit Committee administers the Company’s engagement of BDO Seidman, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The audit committee has determined that performance by BDO Seidman, LLP of the non-audit services related to the fees on the table above did not affect their independence.

      Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2005 annual meeting of stockholders is presently expected to be held on or about May 19, 2005.

      Stockholder nominations for the 2005 Annual Meeting must be submitted in accordance with the procedures described under the caption “Procedures for Stockholders Nominations.”

      SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company’s 2005 annual meeting must be received by the Secretary of the Company at the Company’s office at 1911 Walker Avenue, Monrovia, California 91016 prior to January 18, 2005, in a form that complies with applicable regulations. If the date of the 2005 annual meeting is advanced or delayed more than 30 days from the date of the 2004 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2005 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2005 annual meeting. Upon any determination that the date of the 2005 annual meeting will be advanced or delayed by more than 30 days from the date of the 2004 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

      SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to April 21, 2005, the proxies solicited by the Board of Directors for the 2005 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2005 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2004 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of BDO Seidman, LLP, the Company’s independent auditors.

      The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended January 2, 2004 upon the written request of any beneficial owner of the Company’s securities as of the Record Date and reimbursement of the Company’s reasonable expenses. Such request should be addressed to the Company c/o John Bily, Corporate Secretary, at 1911 Walker Avenue, Monrovia, California 91016. Exhibits are available at no charge on the SEC’s website, www.sec.gov.

STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
STAAR SURGICAL COMPANY

/s/ JOHN BILY

John Bily, Secretary

Monrovia, California

March 31, 2004

Appendix A

CHARTER OF THE

NOMINATING, GOVERNANCE AND COMPENSATION
COMMITTEE OF
STAAR SURGICAL COMPANY

1.     Purpose

      A. The purpose of the Nominating, Governance and Compensation Committee (the “Committee”) of STAAR Surgical Company (the “Company”) is as follows:

A. to help to ensure that the Board of Directors (the “Board”) is appropriately constituted to meet its fiduciary obligations to stockholders and the Company, and that the Company has, and follows, appropriate governance standards; and

B. to help ensure that the Company compensates its executive officers in a manner that conforms to the compensation strategy of the Company determined by the Board, that is equitable and consistent, that addresses the Company’s need to compete in recruiting and retaining qualified executive officers, and that conforms to the requirements of the appropriate regulatory bodies.

2.	Committee Membership and Organization

      The Committee shall be comprised of no fewer than three members. Each member of the Committee shall be “independent” as defined by the rules of the National Association of Securities Dealers (“NASD”) and the Securities and Exchange Commission (“SEC”). In addition, each member shall be a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and shall satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The members of the Committee shall be appointed and replaced by the Board. The Board shall appoint one of the members as Chair.

      The Committee shall communicate with and work closely with the Board. To foster this communication, the Chairman of the Board and the Chief Executive Officer of the Company may be invited to attend meetings on a non-voting basis.

3.	Committee Responsibilities and Authority Over Nominating and Corporate Governance

      To carry out its purposes expressed in Clause A of Paragraph 1 above, the Committee shall have the following responsibilities and authority. Delegation by the Board of responsibilities to the Committee shall not preclude the Board from taking any action permitted to be taken under governing law, rules or regulations applicable to the Company, provided that the Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

      A. Fundamental Role. The members of the Committee are authorized and directed to perform the following duties on behalf of the Board:

(1) Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

(2) Recommend the director nominees to be selected by the Board for the next annual meeting of stockholders.

(3) Develop and recommend to the Board a set of corporate governance principles applicable to the Company.

(4) Oversee the evaluation of the Board and management.

      B. Specific Duties and Responsibilities. The Committee shall have the following specific duties and responsibilities with respect to the composition of the Board:

(1) Evaluate the current composition, organization, size and governance of the Board and its committees; determine future requirements; make recommendations to the Board concerning the appointment of directors to committees of the Board; and recommend the selection of chairs of committees of the Board.

(2) Determine the desired qualifications, expertise and characteristics for potential directors and conduct searches for director candidates that have corresponding attributes. Evaluate, propose and approve nominees for election to the Board, and consider and evaluate stockholder nominees for election to the Board.

(3) Oversee the Board’s performance evaluation process, including conducting surveys of director observations, suggestions and preferences. The Committee shall also evaluate the participation of members of the Board in continuing education activities.

(4) Evaluate and recommend termination of service of individual members of the Board as appropriate, in accordance with the Board’s governance principles, for cause or for other proper reasons.

(5) Review annually the Company’s corporate governance guidelines and make recommendations to the Board with respect to any proposed changes.

(6) Annually report to the full Board regarding its own performance against the responsibilities outlined in this Charter and as otherwise established by the Board.

(7) Obtain advice, assistance, reports or opinions from internal or external legal, accounting or other advisors, including director search firms.

4.	Committee Responsibilities and Authority Over Compensation of Executive Officers

      To carry out its purposes expressed in Clause B of Paragraph 1 above, the Committee shall have the following responsibilities and authority. Delegation by the Board of responsibilities to the Committee shall not preclude the Board from taking any action permitted to be taken under governing law, rules or regulations applicable to the Company, provided that the Committee shall have sole authority to retain and terminate any consulting firm used to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve the consulting firm’s fees and other retention terms.

      A. Fundamental Role. The members of the Committee are authorized and directed to perform the following duties on behalf of the Board:

(1) Review and approve corporate goals and objectives relevant to compensation of the executive officers.

(2) Evaluate the performance of the executive officers in light of those goals and objectives.

(3) Determine and approve the compensation level of the executive officers based on this evaluation.

(4) Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

      B. Specific Duties and Responsibilities. The Committee shall have the following specific duties and responsibilities with respect to compensation of executive officers:

(1) Review from time to time and approve the Company’s compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports Company objectives and stockholder interests.

(2) Determine all elements of compensation for the executive officers. The CEO may not be present during voting on or discussion of his or her compensation.

(3) Determine the long-term incentive component of compensation for the executive officers based on the considerations adopted by the Board.

(4) Annually review the performance of the CEO and the executive officers of the Company, and report on the Committee’s review to the Board and the CEO.

(5) Produce the annual Board Compensation Committee Report to Stockholders on the factors and criteria on which the compensation for the CEO and other executive officers in the last year was based, to be included in the Company’s proxy statement for its annual meeting or Annual Report on Form 10-K filed with the SEC.

(6) Develop the Company’s incentive compensation strategy with respect to the total number of incentive awards to be granted, the relative participation of senior management and other employees, and the types of awards to be granted.

(7) Recommend and approve, subject to submission to stockholders when appropriate, all new equity-related incentive plans.

(8) Determine eligibility for awards under the Company’s incentive compensation plans and the terms under which awards are granted.

(9) Allocate awards under the Company’s incentive compensation plans, provided that the Committee may delegate to the CEO or another executive officer the authority to allocate stock options among employees who are not executive officers, subject to applicable law and the limits and guidelines established by the Committee.

(10) Assure that the Company’s executive incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company’s incentive compensation strategy.

(11) Approve annual retainer and meeting fees for directors and members of Board committees, including expense reimbursement limits and per diem allowances, and fix the terms and awards of stock compensation for members of the Board.

(12) Review with the CEO matters relating to management succession.

(13) Review the Company’s employee benefit programs and approve changes subject, where appropriate, to stockholder or Board approval.

(14) Obtain advice, assistance, reports or opinions from internal or external legal, accounting or other advisors, including consulting firms, to assist in the evaluation of director, CEO or senior executive compensation.

(15) Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or the Chairman, or as designated in compensation plan documents.

5.     Administration of the Committee

      (1) The Committee will meet at least twice annually and will also meet, as required, in response to the needs of the Board and as necessary to fulfill its responsibilities.

      (2) The Committee will make regular written reports to the Board.

      (3) The Committee may form and delegate authority to subcommittees, or delegate authority to committee members, when appropriate, provided that such subcommittees will be composed exclusively of members of this Committee and will operate pursuant to a published charter.

      (4) The Committee will review and re-examine this Charter at least annually and make recommendations to the Board with respect to any proposed changes.

      (5) The Committee will annually report to the full Board regarding its own performance against the responsibilities outlined in this Charter and as otherwise established by the Board.

      (6) The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Appendix B

STAAR Surgical Company
Charter of the Audit Committee of the Board of Directors

I.	Membership

      A. The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) shall meet the requirements of the Sarbanes-Oxley Act (the “Act”) and applicable rules of the National Association of Securities Dealers (the “NASD”) and the Securities and Exchange Commission (the “SEC”).

      B. No member of the Committee shall receive compensation other than director’s fees and benefits for service as a director of the Company, including reasonable compensation for Chairing and/or serving on the Committee.

      C. Any member of the audit committee may be removed or replaced at any time by the Board of Directors and shall cease to be a member of the Audit Committee on ceasing to be a Director.

II.	Purpose

      A. The Committee serves as the representative of the Board for the general oversight of Company affairs relating to:

i. The quality and integrity of the Company’s financial statements,

ii. The independent auditor’s qualifications and independence, and

iii. The performance of the Company’s independent auditors.

      B. Through its activities, the Committee facilitates open communication among directors, independent auditors, and management by meeting in private session regularly with these parties.

III.	Meeting and Procedures

      A. The Committee shall meet in person or by telephone at least quarterly.

      B. It shall endeavor to determine that auditing procedures and controls are adequate to safeguard Company assets and to assess compliance with Company policies and legal requirements.

      C. The Committee shall be given full access to the Board Chairman, Company executives and independent auditors. When any audit has been prepared by a registered public accounting firm for the Company, the Committee shall timely receive a report from such firm on (1) all critical accounting policies and practices; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officers of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and company management, such as any management letter or schedule of unadjusted differences.

      D. A majority of the members shall constitute a quorum.

IV.	Responsibilities

      A. The Committee shall:

i. Have the sole authority to appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditor.

ii. Annually review and approve the proposed scope of each fiscal year’s outside audit.

iii. Revise and if appropriate, approve permissible non-audit services on a case by case basis, considering whether the engagement has any potential to compromise the independence of the outside auditor, and whether for reasons of efficiency or convenience it is in the best interest of the company and its stockholders to engage its independent auditor to perform such services.

iv. Inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Committee.

v. Oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit opinion or related work.

vi. Review and approve in advance any audit and non-audit services and fees to be provided by the Company’s independent auditor, other than “prohibited non-auditing services” and minor audit services, each as specified in the Act. The Committee has the sole authority to make these approvals, although such approval may be delegated to any committee member so long as the approval is presented to the full Committee at a later time. In approving non-audit services, the Committee shall consider whether the engagement has any potential to compromise the independence of the independent auditor, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services.

vii. At, or shortly after the end of each fiscal year, review with the independent auditor and Company management, the audited financial statements and related opinion and costs of the audit for that year.

viii. Provide any recommendations, certifications and reports that may be required by the NASD or the SEC including the report of the Committee that must be included in the Company’s annual proxy statement.

ix. Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor.

x. Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

xi. Have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide for appropriate funding as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee and to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report.

xii. Ensure the rotation of the lead audit partner at least every five years.

xiii. Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company and that the firm meets all legal and professional requirements for independence.

xiv. Discuss with management and the independent auditor the Company’s policies with respect to risk assessment and risk management.

xv. Meet separately, and periodically, with management and with the independent auditor.

xvi. In consultation with the independent auditor and management, review the integrity of the Company’s financial reporting process.

xvii. Review with the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) on an annual basis the Company’s disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

xviii. Review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters, and all other items required by law.

xix. Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Company if the CEO, Controller, CFO, Chief Accounting Officer or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

xx. Report regularly to the Board of Directors. Such report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

xxi. Perform a review and evaluation, at least annually, of the performance of the Committee. The Audit Committee shall solicit feedback from the Board, CEO, CFO, and the external auditor on specific opportunities to improve Audit Committee effectiveness. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to the Charter that the Committee considers necessary or valuable. The Committee shall conduct evaluations and reviews in such a manner as it deems appropriate.

xxii. Review periodically the effect of accounting initiatives on the financial statements of the Company.

xxiii. At least annually, receive a report by the external auditors describing any material issues raised by the most recent internal quality control review by the local practice office or by any inquiry or investigation by governmental or professional authorities of the local practice office, within the preceding two years, and steps taken to address any such issues. The report shall also include any similar matters pertaining to offices other than the local practice office, to the extent the audit partner is aware of such matters.

xxiv. Discuss with management an outline of press releases or announcements regarding results of operations as well as general policies on earnings guidance to be provided to analysts, rating agencies, and the general public. Review any relevant items with management and the Company’s independent auditors prior to release of any such press releases or earnings guidance. The review shall be with the Chairman of the Audit Committee or the full Committee, as may be appropriate.

      B. Management is responsible for preparing the financial statements for the Company completely, accurately and in accordance with generally accepted accounting principles.

The independent auditors are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material aspects, the Company’s financial condition and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.

ANNUAL MEETING OF STOCKHOLDERS OF

STAAR SURGICAL COMPANY

May 18, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ John Gilbert
☐ David Morrison
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Independent Auditors	☐	☐	☐
Ratification of BDO Seidman, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

3.	Other Business
In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment thereof.

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1 and “FOR” the ratification of BDO Seidman, LLP as the company’s independent public accountants. All proposals to be acted upon are proposals of the company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the annual meeting.

This Proxy will be voted in accordance with the instructions set forth above. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named above, the ratification of BDO Seidman, LLP as the Company’s independent auditors, and as said proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

     Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STAAR SURGICAL COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of STAAR SURGICAL COMPANY, a Delaware corporation (the “Company”), hereby appoints David Bailey and John Bily, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of the stockholders of the Company, to be held on May 18, 2004, at 10:00 a.m., and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

STAAR SURGICAL COMPANY

May 18, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ John Gilbert
☐ David Morrison
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Independent Auditors	☐	☐	☐
Ratification of BDO Seidman, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

3.	Other Business
In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment thereof.

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1 and “FOR” the ratification of BDO Seidman, LLP as the company’s independent public accountants. All proposals to be acted upon are proposals of the company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the annual meeting.

This Proxy will be voted in accordance with the instructions set forth above. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named above, the ratification of BDO Seidman, LLP as the Company’s independent auditors, and as said proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

     Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.